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                                                                       EXHIBIT D



                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of April 9, 1999, by and among Team, Inc., a Texas corporation (the "Company"), and the holders of certain Common Stock (as defined herein) whose names appear on the signature pages of this Agreement under the caption "HOLDERS" (the "Holders").

                                  INTRODUCTION

         Concurrently with the execution and delivery of this Agreement, the Company is issuing shares of its common stock, par value $0.30 per share (the "Common Stock"), to the Holders as partial consideration paid to the Holders for the Company's acquisition from the Holders of the issued and outstanding capital stock of X-Ray Inspection, Inc., a Louisiana corporation ("X Ray"), pursuant to that certain Stock Purchase Agreement dated as of even date herewith, executed among the Company and the Holders ("Stock Purchase Agreement"). In order to induce the Holders to complete the transactions contemplated by the Stock Purchase Agreement, the Company has agreed to enter into this Registration Rights Agreement.

         In consideration of the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows:

I. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                           "best lawful efforts" shall mean the efforts that a prudent business person desirous of achieving a result would use under similar circumstances to ensure that such result is achieved as expeditiously as possible.

                           "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                           "Common Stock" means the Common Stock, par value $0.30 per share, of the Company.

                           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                           "Registrable Stock" means any Common Stock held by a Holder that was issued to such Holder pursuant to the Stock Purchase Agreement and any stock split, stock dividend, recapitalization, or similar event applicable to such stock; provided however, that such shares of Common Stock shall no longer be


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         Registrable Stock when they can be sold in accordance with Rule 144 under the Securities Act (at which time the registration rights hereunder shall terminate pursuant to Section 3.1).

                           The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                           "Registration Expenses" shall mean all expenses, other than Selling Expenses (as defined below), incurred by the Company in complying with Section 2.1 hereof, including, without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                           "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                           "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for any Holder.

I. Registration Rights.

A. Company Registration.

a) Notice of Registration. If at any time or from time to time the Company shall determine to file a registration statement with the Securities and Exchange Commission for the sale of Company Common Stock in an underwritten public offering for cash, either for its own account or the account of one or more stockholders, other than a registration (i) on Form S-4 or S-8 or any successor or similar form, (ii) relating to any capital stock of the Company under options, warrants or other rights to acquire any such capital stock issued or to be issued primarily to directors, officers or employees of the Company, or any of its subsidiaries or affiliates, (iii) filed pursuant to Rule 145 under the Securities Act or any successor or similar provision, or (iv) relating to any employee benefit plan or interests therein the Company will:

         (a) promptly give to each Holder written notice thereof, and


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         (a) use its best lawful efforts to include in such registration (and any related qualification under blue sky laws or other compliance), all the Registrable Stock specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Company, by any Holder.

         b) Underwriting Agreement. All Holders who have requested the inclusion of Registrable Stock in such registration shall (together with the Company and other holders whose securities are included in such registration) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

                  Notwithstanding anything herein to the contrary, if the Company's managing underwriter determines that marketing factors require a limitation of the number of shares to be offered and sold in such offering, there shall be included in the offering only that number of Registrable Stock, if any, that the Company's managing underwriter or financial advisor, as the case may be, reasonably and in good faith believes will not jeopardize the success of the offering; provided, however, that any reduction imposed upon Holders of Registrable Stock shall not be greater, on a percentage basis with respect to the Registrable Stock requested to be included, than the reduction imposed on any other persons seeking to exercise piggy-back registration rights in connection with such offering.

                  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw such Holder's Registrable Stock from the registration statement covering such offering, by written notice to the Company and the managing underwriter, delivered not less than seven days before the effective date of such registration statement. Any Registrable Stock so withdrawn from such underwriting shall be withdrawn from such registration, and shall not be sold in the public market for a period of one hundred twenty (120) days after the effective date of the registration statement relating thereto, or such shorter period of time as may be acceptable to the underwriters.

a) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

A. Expenses of Registration. All Registration Expenses shall be borne by the Company. Unless otherwise agreed by the Company, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders pro rata on the basis of the number of shares so registered.

A. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement the Company will keep each Holder advised in writing as to the initiation of each registration,



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qualification and compliance and as to the completion thereof. At its expense, the Company will:

a) Subject to Section 2.1(c), prepare and file with the Commission a registration statement with respect to such securities and use its best lawful efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the Registration Statement has been completed;

a) Furnish to each underwriter such number of copies of a prospectus, and a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such underwriter may reasonably request in order to facilitate the public sale of the shares by such underwriter, and promptly furnish to each underwriter and Holder notice of any stop-order or similar notice issued by the Commission or any state agency charged with the regulation of securities; and

a) Use its best lawful efforts to cause all Registrable Stock included in such registration to be listed or authorized for inclusion on each securities exchange or similar trading system on which similar securities issued by the Company are then listed or authorized for trading.


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A. Indemnification.

a) To the extent permitted by law, the Company will indemnify each Holder participating in a registration pursuant to this Agreement, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter of the Company's securities covered by such a registration and each person who controls such underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to the extent such expenses, claims, losses, damages or liabilities arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company or any applicable state securities laws or regulations in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person or underwriter specifically for use therein. Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in a preliminary prospectus but eliminated or remedied in an amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed with the Commission pursuant to Rule 424 of the Commission, the indemnity agreement herein shall not inure to the benefit of any underwriter if a copy of the final prospectus filed pursuant to Rule 424 was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

a) To the extent permitted by law, each Holder will, if Registrable Stock owned by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of



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its directors and officers, each underwriter of the Company's securities covered by such a registration, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities
(or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to the extent such expenses, claims, losses, damages or liabilities arise out of or are based on any untrue statement (or alleged untrue statement) by such Holder of a material fact contained in any such registration statement, prospectus, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission by such Holder (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to such Holder or any applicable state securities laws or regulations and relating to action or inaction required of such Holder in connection with any such registration, qualification or compliance, and such Holder will reimburse the Company, such other Holders, such directors, officers, underwriters or control persons for any legal or other expenses reasonably incurred in connection with defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Holder from whom such payment is sought (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the net proceeds from the sale of the shares sold by such Holder, unless such liability arises out of or is based on intentional misstatements or omissions by such Holder. In addition, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in a preliminary prospectus but eliminated or remedied in an amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed pursuant to Rule 424 of the Commission, the indemnity agreement herein shall not inure to the benefit of the Company or any underwriter if a copy of the final prospectus filed pursuant to Rule 424 was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

a) Each party entitled to indemnification under this Section 2.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not


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unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate or different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party.

a) If the indemnification provided for in this Section 2.4 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and all shareholders offering securities in the offering (the "Selling Shareholders") on the other from the offering of the Company securities, or (ii) if the allocation provided by the clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Selling Shareholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Shareholders on the other shall be the net proceeds from the offering (before deducting expenses) received by the Company on the one hand and the Selling Shareholders on the other. The relative fault of the Company on the one hand and the Selling Shareholders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Shareholders and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2.4(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 2.4(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with defending any such action or claim, subject to the provisions of Section 2.4(c) hereof. Notwithstanding the provisions of this Section 2.4(d) or any other provision of this Article 2, no Holder shall be required to contribute any amount or make any other


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payments under this Agreement which in the aggregate exceed the net proceeds received in the offering by such Holder, unless the subject losses, claims, damages and liabilities arise out of or are based on intentional misstatements or omissions by such Holder. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

a) Notwithstanding the foregoing provisions of this Section 2.4, if pursuant to an underwritten public offering of capital stock of the Company, the Company, the Selling Shareholders and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties thereto in connection with such offering, the indemnification provisions of this Section 2.4, to the extent they are in conflict therewith, shall be deemed inoperative for the purpose of such offering, except as to any parties to this Agreement who are not parties to such subsequent underwriting or purchase agreement.

A. Certain Information.

a) As a condition to exercising the registration rights provided for herein, each Holder, with respect to any Registrable Stock included in any registration, shall furnish the Company such information regarding such Holder and the Registrable Stock as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in
Section 2.

a) The failure of any Holder to furnish the information requested pursuant to
Section 2.5(a) shall not affect the obligation of the Company under Section 2 to the remaining Holders who furnish such information unless, in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the legality of the Registration Statement or the underlying offering.

a) Each Holder, with respect to any Registrable Stock included in any registration, shall cooperate in good faith with the Company and its underwriters, in connection with such registration, including placing such shares in escrow or custody to facilitate the sale and distribution thereof.

a) Each Holder, with respect to any Registrable Stock included in any registration, shall make no further sales or other dispositions, or offers therefor, of such shares under such registration statement if, during the effectiveness of such registration statement, such Holder is informed that an intervening event has occurred which, in the opinion of counsel to the Company, makes the prospectus included in such registration statement no longer comply with the Securities Act until such time as such Holder has received from the Company copies of a new, amended or supplemented prospectus complying with the Securities Act; provided, however, that the 90-day period referenced in Section 2.3(a) shall be extended by the number of days from the date on


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which the Holder is so informed up to and including the date on which the Holder receives new amended or supplemental prospectuses.

A. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Common Stock acquired by Holders under the Stock Purchase Agreement to the public without registration, the Company agrees to use its best lawful efforts to:

a) Make and keep public information available, as those terms are defined in Rule 144 under the Securities Act, at all times that the Company is subject to the reporting requirements of the Securities Act or the Exchange Act;

a) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

a) So long as a Holder owns any Common Stock that such Holder acquired under the Stock Purchase Agreement, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in order to comply with any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

A. Transfer of Registration Rights. The rights granted to a Holder hereunder may not be assigned or transferred by such Holder, except (i) to the former spouse of a Holder pursuant to a final decree of divorce or (ii) to the estate of a holder and the beneficiaries of such estate, upon the death of a Holder.

A. Standstill Agreement. Subject to the provisions of Section 2.1 hereof, each Holder agrees upon request of the underwriter(s) managing any underwritten public offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any equity securities of the Company (other than those included in the registration) without the prior written consent of such underwriter(s), for such period of time (not to exceed 120 days) following the effective date of the registration statement relating to each such underwritten public offering as may be requested by the underwriter(s).


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I. Miscellaneous.

A. Term. The registration rights granted pursuant to this Agreement shall begin on the date of this Agreement and shall terminate, as to any individual Holder, at such time as all Common Stock acquired by such Holder under the Stock Purchase Agreement can be sold in accordance with Rule 144 under the Securities Act.

A. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

A. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

A. Entire Agreement: Amendment. This Agreement shall constitute the full and entire understanding and agreement between the parties with regard to the subject hereof. Except as expressly provided herein, this Agreement, or any provision hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the Holders holding at least a majority of the then outstanding Registrable Stock.

A. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Holders:                  Copy to:

         E. Patrick Manuel                   Liskow & Lewis
         1206 Hwy 190 West                   822 Harding Street
         Eunice, Louisiana 70535             Lafayette, Louisiana 70503
                                             P.O. Box 52008
         B. Dal Miller                       Lafayette, Louisiana 70505
         211 Liberty Ave, Apt 135            Attn:    Mr. Billy J. Domingue
         Lafayette, Louisiana 70508          Facsimile:  (318) 267-2398


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         If to the Company:                  Copy to:

         Team, Inc.                          Chamberlain, Hrdlicka, White,
         200 Hermann Drive                   Williams & Martin
         Alvin, Texas 77511                  1200 Smith Street, Suite 1400
         P.O. Box 123                        Houston, Texas 77002-4310
         Alvin, Texas 77512-0123             Attn:    Mr. Sidney B. Williams
         Attn:    Philip J. Hawk,            Facsimile:  (713) 658-2553
                    Chairman and CEO
         Facsimile:  (281) 388-5583

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

A. Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power, or remedy accruing to any party to this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

A. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

A. Validity. In the event that any provisions hereof are held to be invalid, illegal or against public policy, the remaining provisions hereof shall not be affected thereby. In such event, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible with respect to those provisions which were held to be invalid, illegal or against public policy.


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A. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         IN WITNESS WHEREOF, the undersigned or each of their respective duly authorized officers or representatives have executed this Agreement effective as of the date first set forth above.


                                  "COMPANY"

                                  TEAM, INC.


                                  By:

                                       Philip J. Hawk, Chairman and CEO



                                  "HOLDERS"




                                  E. Patrick Manuel



                                  B. Dal Miller